   POWER OF ATTORNEY

Each of the undersigned hereby authorizes and designates each of
Glen Goldman, Lesley Doehr, Jay Kroese, and Erica Schmidt,
signing singly, as its true and lawful attorney-in-fact to:

(1) execute for and on the undersigned's behalf, in the
undersigned's capacity as a greater than 10% stockholder of
BioFuel Energy Corp. (the "Company"), Forms 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 (the
"Exchange Act") and the rules and regulations promulgated thereunder;

(2) do and perform any and all acts for and on the undersigned's behalf which may be necessary or desirable to complete and execute any such Form 4 or 5 and timely file such form with the Securities and Exchange Commission, and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be to the undersigned's benefit, in the undersigned's best interest, or legally required of the undersigned, it being understood that the statements executed by such attorney-in-fact on the undersigned's behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

Each of the undersigned hereby further grants to each such
attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of
substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of
Attorney and the rights and powers herein granted.  Each of the undersigned hereby acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the undersigned's request, are not assuming, nor is the Company or any such attorney-in-fact's substitute or substitutes assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect with respect to each of the undersigned until such person is no longer required to file Forms 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by such person in a signed writing delivered to the foregoing attorneys-in-fact.  Notwithstanding the foregoing, if any such attorney-in-fact hereafter ceases to be an employee of Cargill,
Incorporated ("Cargill") or a subsidiary or affiliate of Cargill, this Power of Attorney shall be automatically revoked solely as to such individual, immediately upon such cessation, without any further action on the part of the undersigned.

Each of the undersigned hereby revokes all previous Powers of Attorney that may have been granted by any of the undersigned in connection with any of the reporting obligations of any of the undersigned, if any, under Section 16 of the Exchange Act with respect to each of the undersigned's holdings of and transactions in securities issued by the Company.

IN WITNESS WHEREOF, each of the undersigned has caused this Power of
Attorney to be duly executed as of this 27th day of May, 2011.

Cargill Biofuels Investments, LLC

/s/ Todd Standbrook
Name:  Todd Standbrook
Title:  President